UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/15/2011

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-25837

Delaware	36-2681268
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

233 S. Wacker Dr., Suite 4200, Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-496-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2011, Richard W. Pehlke was appointed as the Executive Vice President and Chief Financial of Hedrick & Struggles International, Inc. (the "Company"), concluding the Company's search for a permanent Chief Financial Officer. Mr. Pehlke served as the Company's Chief Financial Officer on an interim basis from May 2011 until his appointment as the Company's permanent Chief Financial Officer. Prior to joining the Company, Mr. Pehlke, age 57, served as the Executive Vice President and Chief Financial Officer of Grubb & Ellis Company, a publicly held commercial real estate services and investment management company, from February 2007 until May 2010. Mr. Pehlke served as Executive Vice President and Chief Financial Officer and a member of the board of directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business, from 2003 to December 2005 and served as a consultant during 2006. Prior to 2003, Mr. Pehlke held senior financial positions in the business services, telecommunications, financial services and food and consumer products industries.

Pursuant to an employment letter agreement with the Company (the "Agreement"), Mr. Pehlke will receive a base salary of $375,000. Mr. Pehlke is eligible for an annual target management bonus equal to 100% of his base salary. For 2011, Mr. Pehlke is eligible for a bonus opportunity that was prorated to $218,750 for the period from June 1, 2011 through December 31, 2011.   Notwithstanding the foregoing, for 2011 Mr. Pehlke will receive a minimum guaranteed bonus equal to $109,275, which reflects 50% of his pro-rated target bonus, subject to his continued employment with the Company. Under the Agreement, Mr. Pehlke will receive a promotional award of restricted stock units equal to $200,000, which restricted stock units will vest on the first, second and third anniversaries of the grant date.   Mr. Pehlke is eligible to participate in the Company's other benefit programs at the same level as such benefits are generally provided by the Company from time to time to other senior executives of the Company. Mr. Pehlke is also eligible to participate in the Company's Change in Control Severance Plan and the Management Severance Plan. The Agreement also includes customary confidentiality undertakings. The Agreement further provides that Mr. Pehlke is prohibited from competing with the Company and soliciting the Company's customers, under defined circumstances, during his employment and for 12 months after termination. Mr. Pehlke is also prohibited from soliciting any of the Company's employees, under defined circumstances, for a period of 12 months following termination.

The consulting agreement, dated May 16, 2011, between the Company and Mr. Pehlke terminated upon execution of the Agreement.

A copy of the Agreement between the Company and Mr. Pehlke is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

On August 16, 2011, the Company issued a press release announcing Mr. Pehlke's appointment as the Company's Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

10.1    Employment Letter Agreement of Richard W. Pehlke dated August 15, 2011

99.1    Press Release dated August 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Date: August 16, 2011	By:	/s/ Stephen W. Beard
Stephen W. Beard
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Employment Letter Agreement of Richard W. Pehlke dated August 15, 2011
EX-99.1	Press release dated August 16, 2011